Document Security Systems, Inc. Reports Fourth Quarter and Year Ended

2017 Financial Results

●	Net Income of $147,000 in fourth quarter of 2017, up 674% from fourth quarter of 2016
●	2017 Adjusted EBITDA totaled $1.4 million vs. 2016 Adjusted EBITDA of $1.1 million
●	Net Loss Per Share Reduced 43% from ($0.07) in 2016 to ($0.04) in 2017

ROCHESTER, NY — March 6, 2018 — Document Security Systems, Inc. (NYSE American: DSS), (“DSS”), a leader in anti-counterfeit, authentication, and diversion protection technologies whose products and solutions are used by governments, corporations and financial institutions to defeat fraud and to help ensure product authenticity, today announced its financial results for the fourth quarter and year ended December 31, 2017.

“While 2017 was our first full year of integrating our AuthentiGuard technology within a global customer’s supply chain, we are very pleased with its progress and execution, as well as with the additional AuthentiGuard opportunities currently in our development pipeline,” stated Jeff Ronaldi, CEO of DSS.

“Sales for the fourth quarter of 2017 increased 7% for our printed products division and was the largest sales quarter for that group in our history. Those revenues were countered by a reduction in technology-based sales, affected by a slowdown in the reported usage of AuthentiGuard during the latter part of 2017. However, we were able to generate a meaningful net profit during the quarter, which points to the strength of our combined business segments,” added Ronaldi.

“For the full year 2017, along with major strides in our AuthentiGuard product development and rollout, we also began our expansion into the Asia Pacific market with the opening of our Hong Kong office, and the formation of the DSS International team. This new location will allow us to service our existing customers in the region, and to hopefully capitalize on the demand for anti-counterfeit technology in the Asia Pacific market. The expansion and investment into the Asia Pacific market is a strategic component to the planned growth of DSS – and was achieved while we increased our year-over-year profitability to over $1.4 million, as measured by our Adjusted EBITDA,” said Ronaldi.

Fourth Quarter 2017 Financial Highlights

●	Revenue for the fourth quarter of 2017 increased slightly to $5.83 million from $5.79 million in the fourth quarter of 2016.

●	Net income during the fourth quarter of 2017 increased 674% to approximately $147,000 ($0.01 per share), as compared to a net income of $19,000 ($0.00 per share) during the fourth quarter of 2016.

●	Costs and expenses for the fourth quarter totaled $5.6 million, a decrease of 1% from $5.7 million during the same period of 2016.

●	Adjusted EBITDA[1] for the fourth quarter of 2017 was approximately $590,000 as compared to $662,000 for the fourth quarter of 2016, which represents an 11% decrease. The decline in Adjusted EBITDA was mostly driven by increases in costs of goods sold.

Full Year 2017 Financial Highlights

●	Revenue for the year 2017 decreased 3% to $18.7 million from $19.2 million in 2016. Printed products revenue decreased 1% as compared to 2016, with the decrease in the sales of printing and packaging products of 3%, offset by an increase in sales of plastic card products of 3%.

●	Adjusted EBITDA totaled $1.4 million in 2017 compared to an Adjusted EBITDA $1.1 million in 2016. The improvement in Adjusted EBIDTA for the year reflects the decrease in costs, especially sales, general, and administrative compensation, professional fees, and stock-based compensation costs.

●	Costs and expenses for the year 2017 totaled $18.9 million, a decrease of 5% from $19.8 million in 2016.

●	During 2017, the Company reported a reduction in its net loss of $578,000, or $(0.04) per share, as compared to net loss of $950,000 or $(0.07) per share in 2016. The improvement in net loss is primarily due to significant reductions in sales, general, and administrative compensation, professional fees, and stock-based compensation costs incurred during 2017.

ABOUT DOCUMENT SECURITY SYSTEMS, INC.

For over 15 years, Document Security Systems, Inc. (DSS) has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard®, the company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity.

For more information on DSS and its Plastics Group subsidiary, visit our websites at http://www.dsssecure.com and http://www.dssplasticsgroup.com.

Keep up-to-date on DSS events and developments; join our online communities at Facebook, Twitter and LinkedIn.

For more information:

Investor Relations

Document Security Systems

(585) 232-5440

Email: ir@documentsecurity.com

FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of AuthentiGuard and manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 6, 2018. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	% change	Year Ended December 31, 2017	Year Ended December 31, 2016	% change
Revenue
Printed products	$5,473,000	$5,129,000	7%	$17,026,000	$17,277,000	-1%
Technology sales, services and licensing	360,000	657,000	-45%	1,636,000	1,900,000	-14%
Total revenue	$5,833,000	$5,786,000	1%	$18,662,000	$19,177,000	-3%

Costs and expenses
Costs of goods sold, exclusive of depreciation and amortization	$3,629,000	$3,304,000	10%	$11,009,000	$11,120,000	-1%
Sales, general and administrative compensation	997,000	1,032,000	-3%	3,758,000	4,199,000	-11%
Depreciation and amortization	372,000	343,000	8%	1,414,000	1,392,000	2%
Professional fees	57,000	109,000	-48%	613,000	813,000	-25%
Stock based compensation	12,000	241,000	-95%	215,000	329,000	-35%
Sales and marketing	109,000	175,000	-38%	401,000	420,000	-5%
Rent and utilities	172,000	153,000	12%	634,000	602,000	5%
Other operating expenses	283,000	353,000	-20%	844,000	963,000	-12%
Total costs and expenses	$5,631,000	$5,710,000	-1%	$18,888,000	$19,838,000	-5%

Operating income (loss)	202,000	76,000	166%	(226,000)	(661,000)	-66%

Other income and expense
Interest income	4,000	0	100%	4,000	-	100%
Interest expense	(53,000)	$(62,000)	-15%	(223,000)	(248,000)	-10%
Amortized debt discount	(41,000)	-	100%	(154,000)	(31,000)	397%
Total other income and expense	$(90,000)	$(62,000)	45%	$(373,000)	$(279,000)	34%

Loss before income taxes	112,000	14,000	700%	(599,000)	(940,000)	-36%
Income tax expense	(35,000)	(3,000)	1067%	(21,000)	11,000	-291%
Net income (loss)	$147,000	$19,000	674%	$(578,000)	$(950,000)	-39%

Loss per common share:
Basic and diluted	$0.01	$0.00	100%	$(0.04)	$(0.07)	-43%
Shares used in computing loss per common share:
Basic and diluted	14,424,344	12,977,903	11%	14,424,344	13,068,329	10%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	December 31, 2017	December 31, 2016

ASSETS

Current assets:
Cash	$4,188,623	$5,871,738
Restricted cash	256,005	177,609
Accounts receivable, net	2,025,284	1,890,981
Inventory	1,651,246	1,206,377
Prepaid expenses and other current assets	261,324	350,289
Total current assets	8,382,482	9,496,994

Property, plant and equipment, net	4,805,640	4,573,841
Investment	484,930	-
Other assets	83,376	45,821
Goodwill	2,453,597	2,453,349
Other intangible assets, net	1,220,752	1,896,018
Total assets	$17,430,777	$18,466,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$728,652	$2,212,653
Accrued expenses and deferred revenue	1,105,718	1,290,593
Other current liabilities	2,953,629	2,996,310
Short-term debt	3,645,760	-
Current portion of long-term debt, net	966,506	1,202,335
Total current liabilities	9,400,265	7,701,891

Long-term debt, net	1,734,171	5,249,569
Other long-term liabilities	1,384,500	2,184,843
Deferred tax liability, net	125,982	45,619

Commitments and contingencies (Note 12)

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 16,599,327 shares issued and outstanding (13,502,653 on December 31, 2016)	331,987	270,053
Additional paid-in capital	106,633,708	104,338,002
Subscription receivable	(300,000)	-
Accumulated other comprehensive loss	(23,069)	(45,343)
Accumulated deficit	(101,856,767)	(101,278,611)
Total stockholders’ equity	4,785,859	3,284,101
Total liabilities and stockholders’ equity	$17,430,777	$18,466,023

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2017	2016
Cash flows from operating activities:
Net loss	$(578,156)	$(950,003)
Adjustments to reconcile net loss to net cash (used by) from operating activities:
Depreciation and amortization	1,413,838	1,391,815
Stock based compensation	214,862	328,567
Paid in-kind interest	72,000	39,000
Change in deferred tax provision	80,363	(116,488)
Amortization of deferred financing costs	154,142	21,351
Gain on settlement of legal expenses	(219,364)	-
Decrease (increase) in assets:
Accounts receivable	(134,303)	206,452
Inventory	(444,869)	(268,547)
Prepaid expenses and other current assets	51,409	(38,532)
Restricted cash	(78,396)	115,434
Increase (decrease) in liabilities:
Accounts payable	(893,431)	267,581
Accrued expenses	(60,791)	-
Other liabilities	(944,834)	4,469,895
Net cash (used by) from operating activities	(1,367,530)	5,466,525

Cash flows from investing activities:
Purchase of property, plant and equipment	(958,819)	(269,870)
Proceeds from sale of intangibles	-	495,000
Purchase of intangible assets	(11,552)	(73,661)
Net cash (used by) from investing activities	(970,371)	151,469

Cash flows from financing activities:
Payments of long-term debt	(818,332)	(1,386,420)
Borrowings from equipment line of credit	522,000	-
Issuances of common stock, net of issuance costs	951,118	199,908
Net cash from (used by) financing activities	654,786	(1,186,512)

Net (decrease) increase in cash	(1,683,115)	4,431,482
Cash at beginning of year	5,871,738	1,440,256
Cash at end of year	$4,188,623	$5,871,738

1 ADJUSTED EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. The Company calculates Adjusted EBITDA by adding back to net income (loss): interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing the Company’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as goodwill impairments, each of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

Non-GAAP Financial Performance Measure

	Three Months Ended December 31,			Years Ended December 31,
	2017	2016	% change	2017	2016	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net income (loss):	$147,000	$19,000	674%	$(578,000)	$(950,000)	-39%
Add backs:
Depreciation & amortization	372,000	343,000	8%	1,414,000	1,392,000	2%
Stock based compensation	12,000	241,000	-95%	215,000	329,000	-35%
Interest, Net	53,000	62,000	-15%	219,000	279,000	-22%
Amortization of note discount	41,000	-	100%	154,000	-	100%
Income Taxes	(35,000)	(3,000)	1067%	(21,000)	11,000	-291%
Adjusted EBITDA	590,000	662,000	-11%	1,403,000	1,061,000	32%

Adjusted EBITDA, by group (unaudited)
Printed Products	$899,000	$858,000	5%	$2,745,000	$2,897,000	-5%
Technology Management	(47,000)	119,000	-139%	(374,000)	(556,000)	-33%
Corporate	(262,000)	(315,000)	-17%	(968,000)	(1,280,000)	-24%
	590,000	662,000	-11%	1,403,000	1,061,000	32%